                                          REGISTRATION NO.: __________________
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                 ------------

                      NEW BRUNSWICK SCIENTIFIC CO., INC.

         NEW JERSEY                                          22-1630072
  ------------------------                              -------------------
  (State of Incorporation)                                 (IRS Employer
                                                        Identification No.)

                  44 Talmadge Road, Edison, New Jersey 08818
                                (908) 287-1200
           ---------------------------------------------------------
           (Address and Phone Number of Principal Executive Offices)

                      New Brunswick Scientific Co., Inc.
               1989 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
               ------------------------------------------------
                             (Full Title of Plan)

                            EZRA WEISMAN, President
                      New Brunswick Scientific Co., Inc.
                               44 Talmadge Road
                                 P.O. Box 4005
                         Edison, New Jersey 08818-4005
                     --------------------------------------
                    (Name and Address of Agent for Service)

                                (908) 287-1200
         -------------------------------------------------------------
         (Telephone Number, including area code, of agent for service)

                                   COPY TO:
                                   --------
                            PETER D. HUTCHEON, ESQ.
                          NORRIS, McLAUGHLIN & MARCUS
                               721 Route 202-206
                                 P.O. Box 1018
                           Somerville, NJ 08876-1018

Approximate date of proposed sale to public: Upon exercise after the effective date of this Registration Statement of options granted pursuant to the New Brunswick Scientific Co., Inc. 1989 Stock Option Plan for Nonemployee
Directors.
                        CALCULATION OF REGISTRATION FEE
                                                      Proposed
                                 Proposed             Maximum
Title of          Amount         Maximum              Aggregate     Amount of
Securities to     to be          Offering             Offering      Registration
be Registered     Registered     Price Per Share(1)   Price         Fee
- -------------     ----------     ---------------      ---------     ------------
Common Stock      99,550         $8.375               $833,731.25   $287.50
Par Value         shares
$0.0625
per share
- ------------------------------------------------------------------------------
(1) Based upon the last reported sale price in the over-the-counter markets, as quoted on NASDAQ on June 12, 1996.

=============================================================================
The Exhibit List appears at Page __ of the sequential numbering system.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

           NEW BRUNSWICK SCIENTIFIC CO., INC. 1989 STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS


                         99,550 SHARES OF COMMON STOCK

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                 BY THE SECURITIES AND EXCHANGE COMMISSION NOR
                  HAS THE COMMISSION PASSED UPON THE ACCURACY
                        OR ADEQUACY OF THIS PROSPECTUS.
                             ANY REPRESENTATION TO
                               THE CONTRARY IS A
                               CRIMINAL OFFENSE.

         This Prospectus relates to the offering of shares of New Brunswick Scientific Co., Inc. (the "Company") Common stock, par value $0.0625 per share, to non-employee directors of the Company, who have been granted options to purchase such shares pursuant to the New Brunswick Scientific Co., Inc. 1989 Stock Option Plan for Nonemployee Directors (the "Plan"). Any such offers shall be made at the price and on the terms and conditions established pursuant to the Plan.

         No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer of any securities other than the securities to which it relates, or an offer thereof to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

         For important information relating to certain possible adverse tax consequences of disposition of option shares within two years of the date of grant or one year of the date of exercise, see "Taxation".

                                  ----------

               The date of this Prospectus is __________, 1996.

                                  ----------

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information about the Company and the shares offered hereby, reference is made to such Registration Statement and the exhibits which the Company has filed with the Commission. Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete, and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         Certain information is incorporated by reference in this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all information that has been incorporated by reference in the Registration Statement (not including the exhibits unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates). The Company will furnish to any person who requests it, any exhibit to the Registration Statement upon payment of a fee equal to reasonable expenses in furnishing such exhibit. The Company will also provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of all documents containing the Plan information. All requests for such information incorporated by reference or exhibits thereto or for documents containing Plan information shall be addressed to New Brunswick Scientific Co., Inc., 44 Talmadge Road, P.O. Box 4005, Edison, New Jersey 08818-4005 attn: Secretary; or made by telephone by calling (908) 287-1200.

                               TABLE OF CONTENTS

                                  PROSPECTUS

                                                                          Page
                                                                          ----
AVAILABLE INFORMATION....................................................   2

SUMMARY..................................................................   5

GENERAL INFORMATION......................................................   6

          Adoption and Purpose...........................................   6
          Administration of the Plan.....................................   7
          Eligible Participants..........................................   8
          Terms of the Options...........................................   8
          Payment of Exercise Price......................................   11
          Adjustments to Shares..........................................   11
          Amendment and Termination......................................   11

FEDERAL INCOME TAX CONSEQUENCES..........................................   13

SECURITIES TO BE OFFERED.................................................   16

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................   16

INDEMNIFICATION..........................................................   18

                                    SUMMARY

          This Prospectus relates to an offering of 99,550 shares of the Company's Common stock, par value $0.0625 per share (the "Shares") to eligible independent directors of the Company who are granted options to purchase such Shares pursuant to the Plan. The offering is made according to the terms of the Plan.

          The Plan was created so that the Company can attract and retain experienced and exceptional independent directors by allowing them to participate in the growth of the Company.

          Under the Plan, an independent director may receive, without charge, options to purchase a designated number of Shares at a specified price. An independent director may exercise an option at any time during the periods of exercisability set forth in the Plan by paying the specified price according to the terms and conditions set forth in the Plan.

          The Plan is administered by a Stock Option Committee appointed by the Board of Directors of the Company and consisting of at least two persons who are ineligible to receive options under the Plan.

          Presently, there are no restrictions on resale of the Shares, however, the Stock Option Committee, may, in its discretion impose restrictions on the transferability of the Shares.

          Trading in the Shares in the United States is conducted in the national market system and reported under the symbol "NBSC".

                              GENERAL INFORMATION
Adoption and Purpose
- --------------------

          The Board of Directors of the Company adopted the Plan on April 11, 1989. The Plan was subsequently approved by the Company's stockholders on May 30, 1989.

          The Plan provides for the grant of stock options (the "Options") to certain independent directors of the Company. The independent directors who are eligible to participate in the Plan are determined from time to time by the Stock Option Committee appointed by the Board of Directors of the Company (the "Committee").

          The purpose of the Plan is to increase the ability of the Company and its subsidiaries to attract and retain experienced and qualified independent directors with exceptional managerial and analytical talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. The Plan is intended to provide favorable opportunities for such independent directors to purchase equity in the Company at prices which potentially may provide them with additional compensation, thereby encouraging them to contribute to the future success and prosperity of the Company and its subsidiaries as a consolidated entity.

          Options may be granted under the Plan until April 30, 1999, or such earlier date as the Board of Directors may determine, and the Plan shall thereafter remain in effect until all Options outstanding under the Plan on such date shall have been exercised or shall have expired or terminated in accordance with their terms.


Administration of the Plan
- --------------------------

          The Plan will be administered by the Committee, which shall consist of at least two members of the Board of Directors of the Company, all of whom shall be "disinterested persons". This means that persons who are serving on the Committee are not eligible, either while on the Committee or during the year prior to their serving on the Committee, for selection as persons to whom Options may be granted under the Plan. The current members of the Committee are Messrs. David and Sigmund Freedman. The Board may from time to time name one or more other Directors of the Company, none of whom would be officers of the Company, to serve as additional members of the Committee or to replace one or both of David and Sigmund Freedman. A majority of the members of the Committee constitutes a quorum, and a vote of the majority of members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall decide any question before the Committee. The Committee's responsibilities include (a) the selection of independent directors to whom Options shall be granted under the Plan; (b) the establishment of rules and regulations for administration of the Plan; and (c) the making of all necessary determinations and interpretations under or in connection with the Plan and the Options granted thereunder. The Board of Directors of the Company may from time to time remove members from, or add members to, the

Committee. The Company will furnish to any person who requests it, additional information about the Plan and the Committee members who administer it. All requests for such information shall be addressed to New Brunswick Scientific Co., Inc., 44 Talmadge Road, P.O. Box 4005, Edison, New Jersey 08818-4005,
Attn: Secretary; or made by telephone by calling (908) 287-1200.


Eligible Participants
- ---------------------

          Independent directors of the Company as the Committee may designate, excluding members of the Committee, are eligible to participate in the Plan. As of the date of this Prospectus, approximately six independent directors are eligible to participate in the Plan. No determination has been made with respect to future recipients of Options under the Plan, and it is not possible to specify the independent directors to whom such Options may be granted in the future, or the number of Shares, within the limitations of the Plan to be covered by such Options.

Terms of the Options

          The Shares subject to the Options are authorized but unissued shares of the Company's Common stock, par value $.0625 per share. The price at which each Share may be purchased under an Option is determined by the Committee in its discretion, but will not be less than eighty-five percent (85%) of the "fair market value" of the Shares subject to the Option on the date the Option is granted. For purposes of the Plan, "fair market value" of a Share shall mean (a) the last reported closing price of a share as quoted on the National Association of Securities Dealers Automated Quotation

System ("NASDAQ") and reported in The Wall Street Journal (or other reputable financial publication in the event The Wall Street Journal is unavailable); or if at any time the Company's Common stock is not eligible for quotation on NASDAQ (b) such other method of determining fair market value as shall be permitted by the Internal Revenue Code of 1986, as amended or the rules or regulations promulgated thereunder, and adopted by the Committee from time to time.

          The Committee fixes the term of all Options under this Plan, provided that such term may not exceed ten years from the date of grant. The term of an Option shall be subject to early expiration upon (i) the cessation of the optionee being a director; (ii) death of the optionee; or (iii) retirement or disability of the optionee.

          Each Option granted under the Plan shall be evidenced by a Nonqualified Stock Option Certificate (the "Option Certificate"). The Option Certificate shall identify the number of Shares to which the Option pertains and shall set forth the terms, conditions and restrictions regarding the Option.

          An independent director who receives a grant of Options shall be entitled to exercise all Options in accordance with the installment exercise provisions of the Plan. The installment provisions of the Plan provide that an option may be exercised for up to 20 percent of the Shares for which an Option was granted on or after the first anniversary of the date of grant. Thereafter, 20 percent of the Options granted shall become exercisable each year until all Options are exercisable at the end of 5 years. An

Option may be exercised as to less than the full amount of Shares then available for purchase under the Option, but must be exercised in multiples of full shares of stock, rather than fractional shares. An optionee may exercise all or a portion of the Option by delivering a written notice of exercise to the Company. Payment for the Shares being purchased must also be delivered to the Company according to the terms of the Plan. See "Exercise and Payment".

          The Options granted under the Plan are not assignable or transferable by an optionee other than by the will of an optionee or according to the appropriate laws of descent and distribution. During an optionee's lifetime, an Option shall be exercisable only by the optionee or in the event of his legal disability, by his legal representative. If the Optionee dies while acting as a director of the Company, and if on the date of death he holds an Option which is not fully exercised, then for a period of six months after the optionee's death or the unexpired term of the Option, whichever is less, the Option may be exercised by the executor or administrator of the optionee, or by any person who acquires the Option from the optionee by bequest or inheritance, to the extent that the optionee could have exercised such Option on the date of his death.

          If any optionee ceases to be a director of the Company for any reason other than death, then all unexercised options held by such optionee whether or not accrued at the date of termination shall terminate as of the date of such termination of directorship.

Payment of Exercise Price
- -------------------------

          Under the Plan, the Exercise Price shall be paid to the Company in cash, by check (subject to collection), by bank draft, postal or express money order.


Adjustments to Shares
- ---------------------

          In the event of a stock dividend, stock split, or other subdivision or combination of outstanding shares, or in the event of any other reorganization or change in the stock or capital structure of the Company in which the Company issues additional shares of capital stock without receiving any consideration in return, the number of shares of the Company's Common stock available for Options or subject to outstanding stock options shall be equitably adjusted by the Committee.

Amendment and Termination

          The Board of Directors of the Company may amend, suspend or discontinue the Plan at any time, in such respects as the Board may deem appropriate and in the best interests of the Company; provided, however, that no such amendment, suspension or discontinuance of this Plan shall (1) without the optionee's consent, materially impair the rights under any Option granted under the Plan prior to such amendment, suspension or termination or; (2) without approval by affirmative vote of the holders of a majority of the Shares of the Company, do any of the following:

                (i) materially increase the benefits accruing to optionees under the Plan;

               (ii) increase the total number of shares of the Company's Common stock which may be issued pursuant to options under the Plan, except as necessary to make the adjustments described above;

              (iii) materially modify the eligibility requirements for receiving stock options under the Plan;

               (iv) materially increase the cost of the Plan to the Company.


               [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

                        FEDERAL INCOME TAX CONSEQUENCES

          The Company believes that the normal operations of the Plan should have the following general Federal income tax consequences under the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations and rulings promulgated thereunder. This discussion summarizes general Federal income tax consequences to holders of Options based on the current tax laws.

          The grant of an Option under the Plan is a grant of a right to purchase Shares under the Plan for a stated period of time at a stated price. As the Option itself does not have a readily ascertainable fair market value within the meaning of Code Section 83(e), a director will not be treated as receiving property at the time of grant and, therefore, the grant of the Option will not subject the director to tax.

          If on the date of exercise of the Option stock ownership is vested in the director, the director will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price.

          If the Shares are not vested on the date of exercise, unless the director makes an election to be currently taxed under Code Section 83(b), no income will be recognized until the ownership of such Shares vests in the director. The gain will be measured and taxed at the time the Shares are substantially vested.

Any shares for which a director makes a Code Section 83(b) election will be treated as vested on the exercise date and subject to taxation as if they were fully vested on such date.

          A director will be considered vested in the Shares on the date on which his ownership interest is not subject to a substantial risk of forfeiture. Shares are subject to a substantial risk of forfeiture if (i) the rights of the director in the Shares are conditioned on the future performance of substantial services for the Company or (ii) if the sale of the Shares at a profit by a director is subject to Section 16(b) of the Securities Exchange Act of 1934 until such time that they can be sold free of suit under Section 16(b).

          The director will acquire a basis in the vested shares equal to the sum of the exercise price and the amount recognized as income. When an director subsequently sells the vested shares, any gain or loss recognized will be a capital gain or loss. If the director satisfies the long-term capital gains holding period requirement, the gain, if any, would be subject to tax at the capital gains tax rate if more favorable than the director's ordinary income tax rate.

    As the Options are granted to the director in connection with services performed for the Company, the amount recognized as income will be considered compensation income and will generally be subject to withholding and employment taxes.

          Generally, the Company is entitled to a deduction equal to the amount included as compensation in the director's gross income if the Company complies with certain federal reporting requirements.

          The comments set forth above are only a summary of general Federal income tax consequences relating to the Plan. No consideration has been given to the effect of state, local and other tax laws on the Plan or the director. Because of the complexities involved in the application of the Federal tax laws to specific circumstances, it is strongly urged that each director consult a tax advisor with respect to such director's own circumstances.

          The Plan is designed so as not to be qualified under Code Section 422 and so as not to be subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.


               [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

                           SECURITIES TO BE OFFERED

          The Company's authorized capital stock consists of 25,000,000 shares of Common stock, par value $0.0625 per share. The only capital stock outstanding is Common stock. There are no present plans to issue any class or series of preferred stock, or any other class of Common stock.

          The outstanding Common stock is, and the Common stock offered by the Company hereby will be, when issued and fully paid for, fully paid and non-assessable.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company hereby incorporates by reference into this Prospectus the following documents:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Commission which contains, either directly or by incorporation by reference, financial statements certified by KPMG Peat Marwick, LLP for the Company's latest fiscal year;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

          (d) The material under the caption "Capital Stock to be Registered" in the Company's Registration Statement on Form 8-A under Section 12(g) of the Securities Exchange Act of 1934 filed with the Commission on April 13, 1973, which incorporates by reference the information under "Common Stock" in the prospectus constituting a part of the Company's Registration Statement on Form S-1, as amended and effective on March 14, 1972 (File No. 2-
          42505).

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

          Copies of documents incorporated herein by reference may be obtained upon written or oral request without charge (other than exhibits thereto) from the office of the Secretary of the Company, 44 Talmadge Road, P.O. Box 4005, Edison, New Jersey 08818-4005 (Telephone Number (908) 287-1200).

               [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                INDEMNIFICATION

          Under the laws of New Jersey, the By-Laws of the Company and certain contractual arrangements between the Company and the directors, the directors, officers, employees and agents of the Company are entitled to be indemnified by the Company against all expenses and liabilities incurred by them by reason of any proceeding involving the corporate agent by reason of his being or having been a corporate agent, if such corporate agent acted in good faith, in a manner reasonably believed to be in or not opposed to the best interests of the Company and in the case of directors, in addition to the foregoing, if such director did not breach his duty of loyalty to the Company or its shareholders and did not receive an improper personal benefit.

          In addition to such other rights of indemnification as they may have as corporate agents of the Company, the Company shall defend, indemnify and hold harmless the members of the Board of Directors or the Committee against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid or payable by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith on the part of the member of the Board of Directors or the Committee seeking indemnification; provided that upon the institution of any such action, suit or proceeding, a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his or her own behalf.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

               [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                 99,550 Shares
                   Common Stock Par Value $0.0625 per Share

                      NEW BRUNSWICK SCIENTIFIC CO., INC.


          This prospectus has been prepared for use in connection with the proposed sales by the stockholders named herein (the "Selling Stockholders") of an aggregate of 99,550 shares of Common stock (par value $0.0625 per share) of New Brunswick Scientific Co., Inc. (the "Company").

          It is contemplated that offerings and/or sales by the Selling Stockholders will be made from time to time pursuant to this Registration Statement, publicly in brokerage transactions executed in the over-the-counter market, at market prices related to those then prevailing thereon for shares of the Company's Common stock. The last reported sale price of the Company's Common stock as reported by NASDAQ on ________________ was $_____ per share.

                                  ----------

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR
             DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
                    NOR HAS THE COMMISSION PASSED UPON THE
                   ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                    ANY REPRESENTATION TO THE CONTRARY IS A
                              A CRIMINAL OFFENSE.

                                  ----------

               The date of this Prospectus is __________, 1996.

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. at prescribed rates.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents are hereby incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 since the end of the fiscal year referred to in (a) above; and

          (d) The material under the caption "Capital Stock to be Registered" in the Company's Registration Statement on Form 8-A under Section 12(g) of the Securities and Exchange Act of 1934, filed with the Commission on April 13, 1973, incorporating by reference the information under "Common Stock" in the prospectus forming a part of the Company's Registration Statement on Form S-1, as amended and effective on March 14, 1972 (File No. 2-42505).

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date hereof to the termination of the offering of the securities covered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

          Copies of documents incorporated herein by reference may be obtained upon written or oral request without charge (other than exhibits thereto) from the office of the Secretary of the Company, 44 Talmadge Road, P.O. Box 4005, Edison, New Jersey 08818-4005 (telephone number 908-287-1200).

                                  THE COMPANY

          New Brunswick Scientific Co., Inc. and its subsidiaries (the "Company") design, manufacture and market a variety of equipment used in biotechnology to create, maintain, measure and control the physical and biochemical conditions required for the growth and detection of microorganisms. This equipment is used in medical, biological, chemical, and environmental research and for the commercial development of antibiotics, proteins, hormones, enzymes, monoclonal antibodies, agricultural products, fuels, vitamins, vaccines and other substances. The equipment sold by the Company includes fermentation equipment, bioreactors, biological shakers, nutrient sterilizing and dispensing equipment, low temperature freezers and tissue culture apparatus. Laboratory equipment and instrumentation manufactured by NBS and others is distributed by four wholly-owned subsidiaries in Europe.

          On October 18, 1995, the company entered the drug lead discovery business by forming a new company to develop a novel, small molecule drug discovery platform. This new company, called DGI BioTechnologies LLC (DGI), is majority owned and fully funded by the Company and will utilize specially designed new laboratory space at the Company's headquarters facility in Edison, New Jersey. DGI will focus on using its drug discovery platform to identify promising drug assays and new drug leads for sale or license to pharmaceutical and biotechnology companies. DGI has applied for U.S. and foreign patents covering its proprietary drug discovery technology which utilizes state-of-the-art molecular-biological and immunological tools to scan known pharmaceutical targets in a manner that offers major advantages over existing drug discovery approaches.

          NBS was incorporated in 1958 as the successor to a business founded in 1946 by David and Sigmund Freedman, its principal stockholders and two of its directors and executive officers. The Company owns its 243,000 square foot headquarters located on 17 acres of land in Edison, New Jersey. Its address is 44 Talmadge Road, Edison, New Jersey 08818 and its phone number is (908) 287-1200.

                             SELLING STOCKHOLDERS

          The table below sets forth the names and present positions held by the Selling Stockholders, all of whose addresses are care of the Company at 44 Talmadge Road, P.O. Box 4005, Edison, New Jersey 08818-4005. The shares that the Selling Stockholders may offer from time to time are shares acquired or to be acquired by them upon the exercise of options that have been or may in the future be granted to them by the Company pursuant to the New Brunswick Scientific Co., Inc. 1989 Stock Option Plan for Nonemployee Directors (the "Plan"). The following table lists all persons holding options, who, because of their position with the

Company or amount of stock of the Company owned by them, may be deemed to be "affiliates" or "associates" of the Company. Under the Plan, not more than 100,000 shares (as adjusted for dividends, splits, etc.) in the aggregate can be optioned to independent directors of the Company. The resales of those shares obtained by any optionees under the Plan prior to the effectiveness of the Registration Statement on Form S-8, of which this Prospectus is a part are not covered by this Prospectus. The total remaining shares issuable under the Plan is 99,550.

          The Selling Stockholders may from time to time offer all or part of the shares acquired by them upon the exercise of options now held or which may be granted to them in the future by the Company in the over-the-counter markets. The Company will pay all expenses of preparing and reproducing this Prospectus, but will not receive any part of the proceeds of the sale of any such shares. The Selling Stockholders will pay any and all brokerage commissions charged to sellers in connection with such sales.

Name of Stockholder
- -------------------
Marvin Weinstein
Kiyoshi Masuda
Ernest Gross
Martin Siegel
David Pramer


          As of the date of this Prospectus, the number of shares held by each of the Selling Stockholders and the number of shares which they may acquire upon the exercise of options granted to them under the Plan are as follows:

                                            Shares                  Options
Name of Stockholder                         Owned (1)                Owned
- -------------------                         ---------               -------
Marvin Weinstein                             630                    11750
Kiyoshi Masuda                               4200                   12500
Ernest Gross                                 1050                   17500
Martin Siegel                                2100                   18500
David Pramer                                 1058                   9750


- -------------

(1) Includes shares held of record and beneficially, acquired other than by exercise of the options covered by this Prospectus and, therefore, excluded from this offering.

                                 LEGAL MATTERS

          The legality of the shares of Common stock being offered hereby will be passed upon by Norris, McLaughlin & Marcus, P.A., 721 Route 202-206, P.O. Box 1018, Somerville, New Jersey 08876- 1018.

                           EXPERTS AND MISCELLANEOUS

          The consolidated financial statements of the company and its subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995, included in the company's Annual Report and Form 10-K for the year ended December 31, 1995 have been incorporated by reference herein and elsewhere in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants incorporated by reference herein and upon authority of said firm as experts in accountancy and auditing.

          The Common stock of the Company, including the shares offered hereby, is traded in the national over-the-counter market and quoted on NASDAQ under the symbol NBSC.

                                USE OF PROCEEDS

          The Company intends to use the net proceeds from the securities offered for working capital purposes.

                                INDEMNIFICATION

          Under the laws of New Jersey, the By-Laws of the Company and certain contractual arrangements between the Company and its directors, the directors, officers, employees and agents of the Company are entitled to be indemnified by the Company against all expenses and liabilities incurred by them by reason of any proceeding involving the corporate agent by reason of his being or having been a corporate agent, if such corporate agent acted in good faith, in a manner reasonably believed to be in or not opposed to the best interests of the Company and in the case of directors, in addition to the foregoing, if such director did not breach his duty of loyalty to the Company or its shareholders and did not receive an improper personal benefit.

          In addition to such other rights of indemnification as they may have as corporate agents of the Company, the Company shall defend, indemnify and hold harmless the members of the Board of Directors or the Committee against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid or payable by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith on the part of the member of the Board of Directors or the Committee seeking indemnification; provided that upon the institution of any such action, suit or proceeding, a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his or her own behalf.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


               [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   Incorporation of Certain Documents By Reference.

          The Company hereby incorporates by reference into this Registration Statement the following documents:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Commission which contains, either directly or by incorporation by reference, financial statements certified by KPMG Peat Marwick, LLP for the Company's latest fiscal year;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

          (d) The material under the caption "Capital Stock to be Registered" in the Company's Registration on Form 8-A under Section 12(g) of the Securities Exchange Act of 1934 filed with the Commission on April 13, 1973, which incorporates by reference the information under "Common Stock" in the prospectus constituting a part of the Company's Registration statement on Form S-1, as amended and effective on March 14, 1972 (File No. 2-42505).

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Copies of documents incorporated herein by reference may be obtained upon written or oral request without charge (other than exhibits thereto) from the office of the Secretary of the Company, 44 Talmadge Road, P.O. Box 4005, Edison, New Jersey 08818-4005
(Telephone Number 908-287-1200).

ITEM 4.  Description of Securities.

          Not applicable.


ITEM 5.  Interests of Named Experts and Counsel.

          Not applicable.


ITEM 6.  Indemnification of Directors and Officers.

          Under the laws of New Jersey, the By-Laws of the Company and certain contractual arrangements between the Company and its directors, the directors, officers, employees and agents of the Company are entitled to be indemnified by the Company against all expenses and liabilities incurred by them by reason of any proceeding involving the corporate agent by reason of his being or having been a corporate agent, if such corporate agent acted in good faith, in a manner reasonably believed to be in or not opposed to the best interests of the Company and in the case of directors, in addition to the foregoing, if such director did not breach his duty of loyalty to the Company or its shareholders and did not receive an improper personal benefit.

          In addition to such other rights of indemnification as they may have as corporate agents of the Company, the Company shall defend, indemnify and hold harmless the members of the Board of Directors or the Committee against all costs and expenses reasonably incurred by them in connection with any actions, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid or payable by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith on the part of the member of the Board of Directors or the Committee seeking indemnification; provided that upon the institution of any such action, suit or proceeding, a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his or her own behalf.

ITEM 7. Exemption from Registration Claimed.

          Not applicable.

ITEM 8. List of Exhibits
        ----------------

Exhibit Number                        Description
- --------------                        -----------
(4)*                                  New Brunswick Scientific Co., Inc. 1989
                                      Stock Option Plan for Nonemployee
                                      Directors

(5)*                                  Opinion of Norris, McLaughlin & Marcus,
                                      P.A.

(24a)*                                Consent of KPMG Peat Marwick, LLP

(24b) Consent of Norris, McLaughlin & Marcus, P.A. included herein as a part of Exhibit (5)


- --------
*  Filed herewith.

ITEM 9.    Undertakings

           (1) The undersigned Registrant hereby undertakes:

                 a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (a)      To include any prospectus required by
                               Section 10(a)(3) of the Securities Act
                               of 1933;

                      (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (c)      To include any material
                               information with respect to the
                               plan of distribution not
                               previously disclosed in the
                               Registration Statement or any
                               material change to such
                               information in the Registration
                               Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Exchange

Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Edison, State of New Jersey on the 14th day of June, 1996.



                                      NEW BRUNSWICK SCIENTIFIC CO., INC.


                                      By:________________________________
                                         Ezra Weisman, President,
                                         Chief Executive Officer and Director


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ezra Weisman and Samuel Eichenbaum, and either of them (with full power in each to act alone), his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the date indicated.


                                __________________________________________
                                David Freedman
                                Chairman of the Board and Director
                                June 14, 1996



                                __________________________________________
                                Ezra Weisman
                                President, Chief Executive Officer
                                  and Director
                                June 14, 1996

                                __________________________________________
                                Samuel Eichenbaum
                                Vice President, Finance
                                June 14, 1996



                                __________________________________________
                                Adele Lavender
                                Corporate Secretary
                                June 14, 1996



                                __________________________________________
                                Sigmund Freedman
                                Treasurer and Director
                                June 14, 1996


                                __________________________________________
                                Martin Siegel
                                Director
                                June 14, 1996



                                __________________________________________
                                Dr. David Pramer
                                Director
                                June 14, 1996



                                __________________________________________
                                Dr. Marvin Weinstein
                                Director
                                June 14, 1996



                                __________________________________________
                                Bernard Leon
                                Director
                                June 14, 1996



                                __________________________________________
                                Kiyoshi Masuda
                                Director
                                June 14, 1996

                                __________________________________________
                                Ernest Gross
                                Director
                                June 14, 1996